UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest event reported) June 15, 2005

ATA Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

            000-21642                          35-1617970

         (Commission File Number)                 (IRS Employer Identification No.)

        7337 West Washington Street
                 Indianapolis, Indiana                          46231

                    (Address of Principal Executive Offices)                         (Zip Code)

(317) 247-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2005, Chicago Express Airlines, Inc., a subsidiary of ATA Holdings Corp., and CSC Investment Group, Inc. (the "Buyer") executed an Asset Purchase Agreement, dated as of June 15, 2005, pursuant to which the Buyer will purchase substantially all of the assets of Chicago Express for $1.25 million. The transaction closed on June 21, 2005.

ATA Holdings Corp. and seven of its subsidiaries, including Chicago Express, are currently operating as debtors-in-possession in Chapter 11 cases pending in Indianapolis. The Asset Purchase Agreement and the transfer of assets pursuant thereto was approved by the Bankruptcy Court.

A copy of the Asset Purchase Agreement is attached as Exhibit 10.1 to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Asset Purchase Agreement dated June 15, 2005 between CSC Investment Group, Inc. and Chicago Express Airlines, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Dated: June 22, 2005

                            ATA HOLDINGS CORP.

                            By: /s/ Brian T. Hunt
                            Name: Brian T. Hunt,
                            Title: Vice President and General Counsel

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